Filed pursuant to Rule 424(b)(5)

File No. 333-288533

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 25, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated July 28, 2025)

Up to             Shares of Common Stock and

Up to              Pre-Funded Warrants to Purchase up to Shares of Common Stock

(and the Shares of Common Stock underlying such Pre-Funded Warrants)

GREENLAND MINES LTD

We are offering up to          shares of our common stock, par value $0.0001 per share (“common stock”) and/or pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”).

The public offering price for each share of common stock is $      . The public offering price for each Pre-Funded Warrant is $       .

We are offering to those purchasers whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of purchasing common stock, Pre-Funded Warrants to purchase up to an aggregate of shares of our common stock. Each Pre-Funded Warrant will be exercisable for one share of our common stock at any time at the option of the holder until such Pre-Funded Warrant is exercised in full, provided that the holder will be prohibited from exercising Pre-Funded Warrants for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. The purchase price of each Pre-Funded Warrant is equal to the purchase price per share of common stock in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will equal $0.0001 per share of common stock. Each Pre-Funded Warrant will be exercisable immediately upon issuance and does not expire. This offering also relates to (and this prospectus supplement relates to) the shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in this offering.

The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on. , 2026 unless completed sooner or unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date; however, our shares of common stock underlying the Pre-Funded Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). We expect to enter into a securities purchase agreement (the “Securities Purchase Agreement”), relating to the offering with those investors that choose to enter into such an agreement on the date of this prospectus supplement and that the closing of the offering will end one trading day after we first enter into such Securities Purchase Agreement relating to the offering. The offering will settle delivery versus payment/receipt versus payment (on the closing date we will issue the shares of common stock directly to the account(s) at the Placement Agent (as defined below) identified by each purchaser; upon receipt of such shares, the Placement Agent shall promptly electronically deliver such shares to the applicable purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to us).

We have engaged A.G.P./Alliance Global Partners (“A.G.P.” or the “Placement Agent”), as our sole Placement Agent, to use its best efforts to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to purchase any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, Placement Agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth in this prospectus supplement. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus supplement. In addition, because there is no escrow account, trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. We will bear all costs associated with the offering. See the “Plan of Distribution” section of this prospectus supplement for more information.

Our common stock is traded on The Nasdaq Capital Market under the symbol “GRML.” On August 24, 2026, the last reported sales price of our common stock on The Nasdaq Capital Market was $8.55 per share. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for a listing for the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Effective as of 12:01 Eastern Time on August 24, 2026, we implemented a reverse stock split of our issued and outstanding shares of common stock at a ratio of one-for-fifty (1:50) (the “Reverse Stock Split”). All shares of common stock, pre-funded warrants, restricted stock and common stock option amounts, and per share, per pre-funded warrant, per restricted stock and per common stock option amounts, in this prospectus supplement, have been retrospectively adjusted as appropriate to reflect the Reverse Stock Split. However, such corresponding amounts in most of the documents incorporated by reference herein and the base prospectus have not been adjusted to give effect to the Reverse Stock Split. Please see “Prospectus Supplement Summary – Recent Developments – Reverse Stock Split.”

We are a “smaller reporting company” as defined under federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Supplement Summary--Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-6 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	PER PRE-FUNDED WARRANT	TOTAL
Public offering price	$	$	$
Placement Agent fees (1)	$	$	$
Proceeds to us (before expenses) (2)	$	$	$

(1)	We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for certain of its offering-related expenses. See the “Plan of Distribution” section beginning on page S-25 of this prospectus supplement for additional information regarding the compensation to be received by the Placement Agent.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Pre-Funded Warrants being issued in connection with this offering. In addition, because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. See the “Plan of Distribution” section beginning on page S-21 of this prospectus supplement for additional information regarding the compensation to be received by the Placement Agent.

Delivery of the shares of common stock and Pre-Funded Warrants is expected to be made on or about , 2026.

Sole Placement Agent

A.G.P.

Prospectus Supplement dated                           , 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. We provide information to you about this offering of shares of our common stock and Pre-Funded Warrants, in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, unless the context indicates otherwise, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should also read and consider the additional information under the caption “Incorporation of Certain Information By Reference” in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. We have not and the Placement Agent has not authorized any person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information you should not rely on it. Neither we nor the Placement Agent takes responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates regardless of the time of delivery of this prospectus supplement, or any sale of our common stock and Pre-Funded Warrants. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We obtained the industry, market and competitive position data in this prospectus supplement from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement, and in the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and us.

S-ii

We are offering to sell, and seeking offers to buy, shares of our common stock and Pre-Funded Warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock and Pre-Funded Warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and Pre-Funded Warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.

All references in this prospectus supplement to “Greenland Mines,” the “Company,” “we,” “us,” or “our” mean Greenland Mines Ltd. and its subsidiaries unless we state otherwise, or the context otherwise indicates. This prospectus supplement, the accompanying prospectus, and the information incorporated herein by reference herein and therein contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein, are the property of their respective owners.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and in the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section in this prospectus supplement and the accompanying prospectus, and under similar captions in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

Greenland Mines Ltd (the “Company” or “Greenland Mines”), formerly known as Klotho Neurosciences, Inc., consists of two operating divisions: 1) Mining, focused on the exploration and development of the Skaergaard Project in Southeast Greenland, one of the largest undeveloped palladium, gold, and platinum deposits in the world; and 2) Biotech, including the Company’s KLTO-202 primary indication for amyotrophic lateral sclerosis (ALS).

Mining Division

Through our recent acquisition of Greenland Mines Corp., the Company holds an 80% interest in the Skaergaard Project in Greenland, which hosts an NI 43-101 (November 2022) Mineral Resource of 11.4 Moz PdEq Indicated and 14.1 Moz PdEq Inferred.

On May 20, 2026, Greenland Mines Ltd (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Neo North Star Resources, Inc, a Delaware corporation (“Neo North Star”) and the stockholders of Neo North Star. Pursuant to the terms of the Merger Agreement, at the closing, Neo North Star will merge into Greenland Rare Earths Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), with Merger Sub being the surviving entity. Pursuant to the Merger Agreement, as consideration for the Merger, at the closing, the stockholders of Neo North Star will receive a total of $35,000,000 payable in the form of $20,000,000 in cash and $15,000,000 in newly issued shares of the Company’s common stock to be valued at a price per share equal to the volume-weighted average trading price of such shares for the twenty (20) trading days immediately preceding the date of execution of the Merger Agreement. The closing of the Merger Agreement is subject to customary closing and is also subject to the approval from the government of Greenland under section 69 of the Greenland Mineral Activities Act to the indirect transfer of the mineral rights currently held by Neo North Star.

Biotech Division

The Company is dedicated to realizing the potential of biologic, cell and gene therapies to offer transformative patient outcomes in areas of high unmet medical need by extending the reach of protein, cell, and gene therapies to highly prevalent neurodegenerative disorders like amyotrophic lateral sclerosis (ALS) and Alzheimer’s disease as they are universally fatal neurodegenerative diseases. Our vision is to build a leading gene therapy company for the treatment of cancer and neurodegenerative diseases by progressing our α-Klotho gene therapy research programs and identifying, developing, and commercializing other novel gene therapy treatments for neurodegenerative diseases, cancer and other age-related pathologies.

We have assembled a portfolio of protein and gene therapy candidates in partnership with leading scientific institutions and have built a team with extensive experience in the biotechnology commercialization and gene therapy space. Our team will pursue new innovations in vector design and delivery to optimize our investigational gene therapy product candidates for safety, potency, durability, and clinical response. We plan on building integrated internal development capabilities from product development through commercialization and focus on accelerating the pace of product development in the clinic. In addition, as part of our ongoing business strategy, we continue to explore potential opportunities to acquire or license new product candidates as well as opportunities for partnership or collaboration on our existing products in development.

Our initial focus will be on our cell therapy and gene therapy platform that uses a gene therapy approach to introduce a human gene sequence that produces a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (a platform technology in-licensed from the Autonomous University of Barcelona (UAB). With an initial focus on the therapeutic potential of the human α-Klotho gene, we find that there is limited competition investigating this target due to our intellectual property position relating to the secreted form of the Klotho protein (“s-KL”) and technology know-how.

Our Research Pipeline

We seek to develop essential medicines for the treatment of chronic diseases — cancer, cardiovascular, muscle, skin, and neurodegenerative disorders. Our cell and gene therapy platform consists of proprietary technology programs (patents issued and pending) that include a gene therapy program that uses a gene therapy approach to produce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (in-licensed pending patent applications from UAB). The Company may develop all technologies, or it may decide to sell or partner and out-license certain technologies with other companies.

The gene therapy product candidates are in the pre-clinical stage of development. The Company plans to seek market approval in countries where we have issued and/or pending patents, to include the U.S., Canada, Europe, China and other viable markets.

Our primary focus for 2026 is the advancement of a sustainable portfolio of cell and gene therapy product candidates for age-associated neurologic diseases, both rare “orphan diseases” as well as diseases in larger patient populations. The following table describes our α-Klotho product pipeline.

Recent Developments

Reverse Stock Split

On August 24, 2026, we filed an amendment to our amended and restated certificate of incorporation, as amended, with the Secretary of State of the State of Delaware to effect a reverse stock split at a ratio of one-for-fifty (1:50) (the “Reverse Stock Split”). The Reverse Stock Split became effective in accordance with the terms of the amendment at 12:01 a.m. Eastern Time on August 24, 2026. All shares of common stock, common stock warrants, pre-funded warrants, restricted stock and common stock option amounts, and per share, per common stock warrant, per pre-funded warrant, per restricted stock and per common stock option amounts, in this prospectus supplement, have been retrospectively adjusted as appropriate to reflect the Reverse Stock Split. However, such corresponding amounts in most of the documents incorporated by reference herein and the base prospectus have not been adjusted to give effect to the Reverse Stock Split.

August 2026 ATM Sales Agreement

On August 24, 2026, we entered into an at market issuance sales agreement (the “ATM Agreement”) with the Placement Agent serving as agent (the “Agent”), with respect to an at-the-market (ATM) offering program under which we may offer and sell, from time to time at our sole discretion, shares of our common stock having an aggregate offering price of up to $50 million (the “ATM Shares”) through the Agent.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2022, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our shares of common stock held by non-affiliates) of less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects. For example, smaller reporting companies are able to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Further, as a non-accelerated filer, we will not be required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Sarbanes-Oxley Act Section 404(b), and, in contrast to other reporting companies, we will have more time to file our annual and periodic reports.

Our Corporate Information

On May 30, 2023, the Company, then known as Redwoods Acquisition Corp. entered into a Business Combination Agreement with ANEW Medical, Inc., a Wyoming corporation (“ANEW”). On June 21, 2024, at the closing of the Business Combination Agreement, ANEW become a wholly-owned subsidiary of Redwoods. At the same time, the name of the Company was changed to ANEW Medical, Inc. On September 17, 2024, the Company’s name was change to Klotho Neurosciences, Inc. On March 11, 2026, the Company changed its name to Greenland Mines Ltd.

Our principal executive offices are located at 1300 South Boulevard, Suite D, Charlotte, NC 28203 and our telephone number is (833) 931-6330. Our website address is www.greenlandmines.com. The information contained on or otherwise accessible through our website is not part of this prospectus.

THE OFFERING

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common stock offered by us	Up to shares of our common stock.

Pre-Funded Warrants offered by us	We are also offering to those purchasers whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of purchasing common stock, Pre-Funded Warrants to purchase up to shares of our common stock. Each Pre-Funded Warrant will be exercisable immediately upon issuance and will not expire. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of common stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Securities Offered” on page S-19 of this prospectus supplement.

Common stock to be outstanding immediately after this offering	shares of our common stock, assuming all of the Pre-Funded Warrants issued in this offering are exercised.

Use of proceeds	We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to complete our acquisition of the Sarfatoq project and for other working capital purposes. Please see “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock or Pre-Funded Warrants.
Lock-Up	Our directors and executive officers have agreed with the Placement Agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any shares of common stock or securities convertible into or exercisable or exchangeable for the common stock for a period of 30 days after the completion of this offering.

Standstill	We have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock (or securities convertible into or exercisable for common stock) or file any registration statement, including any amendments or supplements thereto (other than the registration statement or amendment or supplement to the registration statement relating to the securities offered hereunder and a registration statement on Form S-8), until 30 days after the completion of this offering, subject to certain exceptions.

The Nasdaq Capital Market symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “GRML.” There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for a listing for the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

The number of shares of common stock to be outstanding after this offering is based on 3,177,013 shares outstanding as of August 24, 2026, and excludes:

●	101,426 shares of common stock underlying outstanding public warrants at an exercise price of $174.50 per share;

●	24,420 shares of common stock underlying outstanding options at a weighted average exercise price of $24.50 per share;

●	40,800,776 shares of our common stock issuable upon conversion of all shares of our Series C Preferred stock;

●	200,000 shares available for future issuance under the Greenland Mines Ltd. 2024 Incentive Plan.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of options or exercise of warrants.

Except as otherwise indicated, the information in this prospectus supplement gives effect to the one-for-50 (1-for-50) Reverse Stock Split of our common stock, effected on August 24, 2026.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors discussed in this prospectus supplement and the accompanying prospectus as well as those incorporated by reference in this prospectus supplement and the accompanying prospectus from our most recent Annual Report on Form 10-K and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-11 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. The shares of our common stock held by our directors and executive officers are subject to 30-day lock-up restrictions entered into in connection with this offering. Other than the shares subject to the lock-up agreements, substantially all of our outstanding shares of our common stock may be sold in the public market. If substantial additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline. Sales of a substantial number of shares of our common stock in the public market could occur at any time. In addition, the issuance of the shares of our common stock and Pre-Funded Warrants in this offering could result in resales of our common stock by our current stockholders who may be concerned about the potential ownership dilution of their holdings. In turn, these sales could have the effect of depressing the market price for our common stock. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the public offering price per share (or Pre-Funded Warrant in lieu thereof) sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale in this offering of our common stock at an offering price of $        per share, and assuming the full exercise of the Pre-Funded Warrants, and after deducting Placement Agent fees and estimated expenses payable by us, our pro forma as adjusted net tangible book deficit as of June 30, 2026 would have been approximately $       , or $         per share of our common stock. This represents an immediate increase in the net tangible book value of $           per share to our existing stockholders and an immediate and substantial dilution in pro forma as adjusted net tangible book value of $          per share to new investors who purchase securities in the offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

We do not currently intend to pay dividends on our common stock, and, consequently, investors’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

We do not currently intend to pay any cash dividends on our common stock for the foreseeable future. Therefore, investors who purchase shares in this offering are not likely to receive any dividends on our common stock for the foreseeable future. Since we do not intend to pay dividends, investors’ ability to receive a return on their investment will depend on any future appreciation in the market value of our common stock. There is no guarantee that our common stock will appreciate or even maintain the price at which investors have purchased it.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds. Such additional fundraises may not be available or available on terms acceptable to us.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus supplement.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including (i) timely delivery of shares; (ii) agreement to not enter into variable rate transactions for six months from the closing of the purchase and sale of the securities in this offering (the “closing”), subject to certain exceptions; (iii) agreement to not enter into any financings for 30 days from closing, subject to certain exceptions; and (iv) indemnification for breach of contract.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Except for the right to participate in certain dividends and distributions, holders of the Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our common stock.

Until holders of the Pre-Funded Warrants acquire shares of our common stock upon exercise of such warrants, the holders will have no rights with respect to the shares of our common stock underlying such warrants except that the holder of a Pre-Funded Warrant shall be entitled to participate in certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, subject to certain ownership limitations. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Our common stock is currently listed on The Nasdaq Capital Market. If we fail to maintain compliance with the requirements of The Nasdaq Capital Market for continued listing, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on Nasdaq. On September 19, 2025, we had been notified that the our common stock no longer met the minimum $1 bid price per share requirement set forth in Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) and was granted an initial extension of 180 days until March 18. 2026 to regain compliance with the Bid Price Rule. On March 19, 2026, we received written notification (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) that we had been granted an additional six month extension until September 14, 2026 to regain compliance with the Bid Price Rule (as defined below), subject to additional conditions outlined in the Notice. If we fail to timely regain compliance with the Bid Price Rule for 10 consecutive business days by September 14, 2026, our common stock will be subject to delisting from Nasdaq.

On August 24, 2026, we effectuated a one-for-fifty (1:50) reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of common stock. We will continue to monitor the closing bid price of our common stock and intend to continue to take definitive steps in an effort to evidence compliance with the Bid Price Requirement. To regain compliance with the Bid Price Requirement, the closing bid price of our common stock must be at least $1.00 for a minimum of 10 consecutive business days, subject to the Panel’s discretion to extend such 10-day period. The implementation of the Reverse Stock Split has and could further negatively affect the price of our common stock. We cannot assure you that the market price of our common stock immediately after the Reverse Stock Split will be maintained for any period of time or that it will continue to trade above the Bid Price Requirement. There is also the possibility that liquidity may be adversely affected by the reduced number of shares which are issued and outstanding as a result of the Reverse Stock Split, particularly since the price per share of our common stock has a declining trend since the Reverse Stock Split.

We must satisfy Nasdaq’s continued listing requirements, including, among other things, the Bid Price Requirement, or risk delisting, which could have a material adverse effect on our business. If our common stock is delisted from Nasdaq, it could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. If our common stock is delisted, it could be more difficult to buy or sell our common stock or to obtain accurate quotations, and the price of our common stock could suffer a material decline. Delisting could also impair our ability to raise capital on acceptable terms, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●	our ability to meet future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash;

●	the ability to maintain the listing of our securities on Nasdaq, and the potential liquidity and trading of our securities;

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the risk of disruption to our current plans and operations;

●	the ability to recognize the anticipated benefits of our business and the business combination (as described above), which may be affected by, among other things, competition and the ability to grow, manage growth profitably, and retain key employees;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to execute our plans to develop and commercialize our current clinical assets, as well as any future clinical assets that we license, and the timing of any such commercialization;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” herein.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors”, in any prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document

●	any disruption to our business that may occur on a longer-term basis should we be unable to remediate the material weaknesses we have identified in our internal controls;

●	our ability to regain (as applicable) and maintain compliance with the continued listing requirements of The Nasdaq Capital Market and maintain the listing of our common stock on Nasdaq; and

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

●	other risks and uncertainties, including those listed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and the risk disclosures in our Quarterly Reports and other reports filed with the SEC since such time; and

●	our use of the proceeds from this offering and any other financing transaction we may undertake.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page S-6 of this prospectus supplement, in our Annual Report on Form 10-K or in quarterly or other reports we file with the SEC from time to time.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement are based on information available to us on the date of this prospectus supplement or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement and in the documents incorporated by reference in this prospectus supplement. We qualify all of our forward-looking statements by these cautionary statements.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the Placement Agent have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the shares of our common stock (or Pre-Funded Warrants in lieu thereof) and will be approximately $ million, after deducting the Placement Agent fees and estimated offering expenses payable by us and assuming no sale of any Pre-Funded Warrants. However, because this is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus supplement. We may not sell all or any of the securities offered pursuant to this prospectus supplement; and, as a result, we may receive significantly less in net proceeds in this offering.

The public offering price per share of common stock (or Pre-Funded Warrant in lieu thereof) will be fixed for the duration of this offering.

We currently intend to use up to $20 million of the net proceeds from this offering, together with our existing cash and cash equivalents, for the closing of our May 20, 2026 Agreement and Plan of Merger with Neo North Star Resources, Inc. related to our acquisition of the mineral rights for the Sarfartoq project.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures may vary significantly depending upon numerous factors, including the amount of cash generated by our operations and other operational factors, the progress of our development efforts and any unforeseen cash needs. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

DILUTION

If you invest in our securities, your interest will be diluted immediately to the extent of the difference between the public offering price per share of common stock (or Pre-Funded Warrant in lieu thereof) and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of June 30, 2026 was approximately $9.2 million, or $2.91 per share of common stock. We calculate tangible book value (deficit) per share by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2026.

After giving further effect to the sale of shares of our common stock a by us in this offering at a public offering price of $ per share and Pre-Funded Warrants to purchase shares of common stock at the public offering price of $ per Pre-Funded Warrant (which equals the public offering price at which shares of our common stock are being sold to the public in this offering less the $0.0001 per share exercise price of each such Pre-Funded Warrant), assuming the full exercise of the Pre-Funded Warrants, and after deducting Placement Agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2026 would have been approximately $ , or $ per share. This represents an immediate increase in as adjusted net tangible book value of $ per share to our existing stockholders and an immediate dilution of $ per share to investors purchasing securities in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share at June 30, 2026		$2.91
Pro forma net tangible book value per share as of June 30, 2026	$
Increase in pro forma net tangible book value per share attributable to investors purchasing our securities in this offering	$

Pro forma as adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering			$

Dilution to investors purchasing our securities in this offering			$

The foregoing discussion and table illustrates the dilution in net tangible book value per share to new investors as of June 30, 2026. The foregoing table illustrates this calculation on a per share basis. The pro forma as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices. We will not offer and sell shares in excess of any amount that would cause the number of our outstanding shares to exceed the number of shares then authorized to be issued under our certificate of incorporation.

The number of shares of common stock to be outstanding after this is based on 3,177,013 shares outstanding as of June 30, 2026, and excludes:

●	101,426 shares of common stock underlying outstanding public warrants at an exercise price of $174.50 per share;

●	24,420 shares of common stock underlying outstanding options at a weighted average exercise price of $24.50 per share;

●	40,800,776 shares of our common stock issuable upon conversion of all shares of our Series C Preferred stock;

●	200,000 shares available for future issuance under the Greenland Mines Ltd. 2024 Incentive Plan.

The discussion and table above assume no exercise of outstanding options or warrants. To the extent that options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Unless otherwise indicated, all information contained in this prospectus supplement assumes: no exercise of the outstanding options, warrants, or pre-funded warrants described in the bullets above and no sale of Pre-Funded Warrants in this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock or Pre-Funded Warrants, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below.

This summary does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, the potential application of the Medicare contribution tax on net investment income or under U.S. federal gift and estate tax laws. In addition, this discussion does not address all tax considerations that may be applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

■	banks, insurance companies or other financial institutions;
■	persons subject to the alternative minimum tax;
■	tax-exempt organizations;
■	dealers in securities or currencies;
■	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
■	real estate investment trusts and regulated investment companies;
■	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
■	partnerships and other pass-through entities (and investors therein);
■	persons that own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);
■	certain former citizens or long-term residents of the United States;
■	persons who hold our common stock or Pre-Funded Warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
■	persons who hold or receive our common stock or Pre-Funded Warrants pursuant to the exercise of an employee stock option or otherwise as compensation;
■	persons who do not hold our common stock or Pre-Funded Warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or
■	persons deemed to sell our common stock or Pre-Funded Warrants under the constructive sale provisions of the Code.

In addition, if an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock or Pre-Funded Warrants, the tax treatment of its partners generally will depend on the status of the partners and upon the activities of the partnership. Accordingly, partnerships that hold our common stock or Pre-Funded Warrants, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or Pre-Funded Warrants arising under the U.S. federal non-income tax laws, or under the laws of any U.S. state or local or any non-U.S. taxing jurisdiction or any applicable tax treaty.

Treatment of the Pre-Funded Warrants

Although it is not entirely free from doubt, we believe a Pre-Funded Warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of such shares of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of common stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.0001 per share.

Our characterization is not binding on the IRS, and the IRS may treat our Pre-Funded Warrants as warrants to acquire shares of our common stock. In that case, the amount and character of your gain with respect to an investment in our Pre-Funded Warrants could be materially different than the discussion set forth below. Accordingly, each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that a Pre-Funded Warrant is treated as a share of our common stock for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants

The following discusses the material U.S. federal income tax consequences of owning and disposing of our common stock or Pre-Funded Warrants for a U.S. holder.

For purposes of this discussion, a U.S. holder is any holder (other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes) of our common stock or Pre-Funded Warrants that, for U.S. federal income tax purposes, is:

■	an individual who is a citizen or resident of the United States;
■	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any state or political subdivision thereof or the District of Columbia;
■	an estate whose income is subject to U.S. federal income tax regardless of its source; or
■	a trust (x) whose administration is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

Distributions

We do not currently intend to pay any distributions on our common stock for the foreseeable future. However, if we do pay cash or other property distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock (see “Tax Consequences to U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants-Gains on Sale or Other Taxable Disposition of Our Common Stock or Pre-Funded Warrants” below).

Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied.

As discussed above, we believe that a Pre-Funded Warrant should be treated as a share of our common stock for U.S. federal income tax purposes. Accordingly, we believe that U.S. holders should be treated in the manner described above with respect to distributions received with respect to a Pre-Funded Warrant.

Certain Adjustments to the Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the Pre-Funded Warrants may be treated as a constructive distribution to a U.S. holder of the Pre-Funded Warrants if, and to the extent that, such adjustment has the effect of increasing a U.S. holder’s proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). A constructive distribution under these rules would be subject to tax in the same manner, as described above under “Tax Consequences to U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants-Distributions”, as if the U.S. holders of the Pre-Funded Warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Gains on Sale or Other Taxable Disposition of Our Common Stock or Pre-Funded Warrants

Upon the sale or other taxable disposition of our common stock or Pre-Funded Warrants, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other taxable disposition and (ii) such U.S. holder’s adjusted tax basis in the common stock or Pre-Funded Warrants. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such common stock or Pre-Funded Warrant is more than one year at the time of the sale or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting

Information reporting requirements generally will apply to payments of distributions (including constructive distributions) on the common stock, Pre-Funded Warrants and to the proceeds of a sale or other disposition of common stock, Pre-Funded Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Tax Consequences to Non-U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants

The following discusses the material U.S. federal income tax consequences of acquiring, owning and disposing of shares of our common stock for a non-U.S. holder.

For purposes of this discussion, a non-U.S. holder is any holder (other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes) of our common stock that, for U.S. federal income tax purposes, is not:

■	an individual who is a citizen or resident of the United States;
■	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any state or political subdivision thereof or the District of Columbia;
■	an estate whose income is subject to U.S. federal income tax regardless of its source; or
■	a trust (x) whose administration is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

Distributions

We have never paid cash distributions on our common stock and do not anticipate doing so in the foreseeable future. However, if we do pay cash or other property distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock (see “Tax Consequences to Non-U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants-Gains on Sale or Other Taxable Disposition of Our Common Stock or Pre-Funded Warrants” below).

Subject to the discussion below under the headings “Tax Consequences to Non-U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants-Backup Withholding and Information Reporting” and “Tax Consequences to Non-U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants-Foreign Account Tax Compliance Act,” any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an Internal Revenue Service, or IRS, Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by you in the United States) are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits. Payments of such effectively connected dividends that are included in your gross income generally are exempt from the withholding tax discussed in the preceding paragraph. In order to obtain this exemption, you must provide us (or the appropriate agent acting on your behalf, as discussed in the preceding paragraph) with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you timely file an appropriate claim for refund with the IRS.

Distributions on our common stock will also be subject to the discussion below under the headings “Tax Consequences to Non-U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants - Backup Withholding and Information Reporting” and “Tax Consequences to Non-U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants - Foreign Account Tax Compliance Act.”

The taxation of a distribution received with respect to a Pre-Funded Warrant is unclear. It is possible such a distribution would be treated as a distribution on common stock as described in this section, although other treatments may also be possible. Investors should consult their tax advisors regarding the proper treatment of any such distribution made in respect of the Pre-Funded Warrants.

Certain Adjustments to the Pre-Funded Warrants

As described above under “-Tax Consequences to U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants-Certain Adjustments to the Pre-Funded Warrants,” an adjustment to the Pre-Funded Warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “Tax Consequences to Non-U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants - Distributions” above. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Pre-Funded Warrants.

Gains on Sale or Other Taxable Disposition of Our Common Stock or Pre-Funded Warrants

In general, subject to the discussion below under the headings “Tax Consequences to Non-U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants-Backup Withholding and Information Reporting” and “Tax Consequences to Non-U.S. Holders of Owning and Disposing of Common Stock or Pre-Funded Warrants-Foreign Account Tax Compliance Act,” you will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other disposition of our common stock or Pre-Funded Warrants unless:

■	the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty so requires, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States), in which case you will be required to pay tax on the net gain derived from the sale (net of certain deductions or credits) under regular U.S. federal income tax rates, and for a non-U.S. holder that is a corporation, such non-U.S. holder may also be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

■	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States) subject to applicable tax treaty providing otherwise, and provided you have timely filed U.S. federal income tax returns with respect to such losses; or

■	our common stock or Pre-Funded Warrants constitute a U.S. real property interest by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes (a USRPHC) at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock or Pre-Funded Warrants. We believe that we are not currently and that we will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we became a USRPHC, a non-U.S. holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as a USRPHC so long as our common stock is “regularly traded” on an established securities market (within the meaning of the applicable regulations) and such non-U.S. holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of such regularly traded common stock at any time during the shorter of the five year period ending on the date of disposition or your holding period for our common stock. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Special rules may apply to non-U.S. holders of Pre-Funded Warrants. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Backup Withholding and Information Reporting

Generally, we, or the applicable paying agent, must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of our common stock or Pre-Funded Warrants made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax of 30% on dividends (including deemed dividends) paid on our common stock or Pre-Funded Warrants to a “foreign financial institution” (as specifically defined for this purpose) unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption from FATCA withholding. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends to a “non-financial foreign entity” (as specifically defined for this purpose) unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity or otherwise establishes an exemption from FATCA withholding. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock or Pre-Funded Warrants on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The withholding tax on dividends will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the exemptions described above. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, you may be eligible for refunds or credits of tax withheld pursuant to the rules described in this section. You should consult your tax advisors regarding these withholding provisions.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our common stock or Pre-Funded Warrants, including the consequences of any proposed change in applicable laws.

DESCRIPTION OF SECURITIES OFFERED

We are offering           shares of our common stock (or Pre-Funded Warrants in lieu thereof). We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby.

Common Stock

Voting

The holders of the common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of common stock voted for the election of directors can elect all of the directors.

Dividends

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of common stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Other Rights

Holders of common stock do not have any conversion, preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to the common stock.

Nasdaq Stock Market Listing

Our common stock is listed on The Nasdaq Stock Market under the symbol “GRML.” Our warrants are listed on The Nasdaq Stock Market under the symbol “GRMLW.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004-1561.

Pre-Funded Warrants

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants. Pre-Funded Warrants will be issued in certificated form only.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Pre-Funded Warrants do not expire.

Exercisability

The Pre-Funded Warrants are exercisable at any time on or after their original issuance. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its attribution affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of common stock immediately after exercise. However, any holder of a Pre-Funded Warrant may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us. For purposes of the foregoing, “attribution affiliates” means, collectively, the following persons and entities with respect to any holder: (i) its direct or indirect affiliates, (ii) any person acting or who could be deemed to be acting as a Section 13(d) “group” together with the holder or any attribution parties and (iii) any other persons whose beneficial ownership of our common stock would or could be aggregated with the holder and/or any other attribution parties for purposes of Section 13(d) or Section 16 of the Exchange Act. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will, at our election, either round up to the next whole share or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Cashless Exercise

If at the time of exercise of the Pre-Funded Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock issuable upon exercise of the Pre-Funded Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent. The ownership of the Pre-Funded Warrants and any transfers of the Pre-Funded Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange Listing

There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants, except that the holder of a Pre-Funded Warrant shall be entitled to participate in certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, subject to certain ownership limitations.

PLAN OF DISTRIBUTION

A.G.P. is serving as our sole Placement Agent in connection with this offering, subject to the terms and conditions of the placement agency agreement, dated              , 2026. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. We will enter into a Securities Purchase Agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a Securities Purchase Agreement shall rely solely on this prospectus supplement in connection with the purchase of our securities in this offering.

Investors purchasing securities offered hereby will have the option to execute a Securities Purchase Agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a Securities Purchase Agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with a means to enforce the following covenants uniquely available to them under the Securities Purchase Agreement, including: (i) timely delivery of shares; (ii) a covenant to not enter into variable rate transactions for a period of six months following the closing of the offering, subject to certain exceptions; (iii) a covenant to not enter into any financings for 30 days from closing of the offering, subject to certain exceptions; and (iv) indemnification for breach of contract. The nature of the representations, warranties and covenants in the Securities Purchase Agreement shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of common stock, and no subsequent equity sales for 30 days, subject to certain exceptions.

This offering will terminate on                   , 2026, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering.

Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus supplement. In addition, because there is no escrow account, trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about                    , 2026.

Fees and Expenses

This offering is being conducted on a “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent the fees set forth in the table below.

	PER SHARE	PER PRE-FUNDED WARRANT	TOTAL
Public offering price	$	$	$
Placement Agent fees (1)	$	$	$
Proceeds to us (before expenses) (2)	$	$	$

(1)	We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for certain of its offering-related expenses.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Pre-Funded Warrants being issued in connection with this offering. In addition, because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

We estimate the total expenses of this offering paid or payable by us, exclusive of the fees payable to the Placement Agent pursuant to clause (i) of this paragraph but inclusive of the expenses reimbursable to the Placement Agent pursuant to clauses (ii) and (iii) of this paragraph will be approximately $ . We estimate the total fees and expenses payable by us for this offering to be approximately $           , the amount of which includes: (i) a Placement Agent fee of $       assuming the purchase of all of the securities we are offering, which is equal to 7.0% of the aggregate gross proceeds raised in this offering; (ii) reimbursement of the out-of-pocket accountable legal expenses incurred by the Placement Agent in connection with this offering in the amount of up to $65,000; and (iii) reimbursement of the Placement Agent’s non-accountable expenses, including, but not limited to, IPREO software related expenses, background check(s), tombstones, marketing related expenses (i.e. roadshow, travel, et al.) and any other expenses incurred by the Placement Agent in connection with this offering; provided that such non-accountable expenses do not exceed $50,000.

Determination of Offering Price

The public offering price per share of common stock (or Pre-Funded Warrant in lieu thereof) we are offering were negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on a website maintained by the Placement Agent and the Placement Agent may distribute prospectus supplements electronically. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agent and should not be relied upon by investors.

Lock-up Agreements

We and each of our executive officers and directors have agreed with the Placement Agent to be subject to a lock-up period of 30 days following the date of closing of the offering pursuant to this prospectus supplement. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of six months following the closing date of this offering, subject to certain exceptions,

Tail Fee

The Placement Agent shall be entitled to compensation pursuant to the placement agency agreement, dated , 2026, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind including any warrant transaction in which existing investor warrants are exercised, exchanged, or the subject of a new financing (each, a “Tail Financing”) to the extent that such Tail Financing is both (i) provided to the Company by investors that were contacted by the Placement Agent or directly or indirectly introduced by the Placement Agent and (ii) such Tail Financing is consummated at any time within the 12-month period following the expiration or termination of this Agreement. Notwithstanding anything to the contrary herein, the compensation due hereunder shall expressly not include any stock or equity of the Company issued to its officers, directors, employees, consultants.

Other Relationships

From time to time, the Placement Agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any services.

In the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cyruli Shanks & Zizmor LLP, New York, New York. The Placement Agent is represented by Thompson Hine LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2025 and 2024 appearing in this prospectus and in the registration statement have been audited by BCRG Group, which was subsequently acquired by Simon& Edward, LLP and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

We also maintain a website at www.greenlandmines.com through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 1, 2026 and Amenment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2025, filed with the SEC on August 14, 2026

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2026 filed with the SEC on May 20, 2026; Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended March 31, 2026 filed with the SEC on August 14, 2026; and our Quarterly Report on Form 10-Q for the period ended June 30, 2026 filed with the SEC on August 17, 2026

●	our Current Reports on Form 8-K, filed with the SEC on February 17, 2026, February 24, 2026, March 2, 2026, March 10, 2026, March 16, 2026, March 23, 2026, April 22, 2026, May 21, 2026, June 17, 2026, June 22, 2026, June 22, 2026, June 25, 2026, June 29, 2026, July 8, 2026, July 20, 2026, July 21, 2026, July 23, 2026, August 10, 2026, and August 24, 2026 and our Form 8-K/A on May 19, 2026.

●	the description of our securities contained in our Annual Report on Form 10-K, filed with the SEC on April 1, 2026, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 1300 South Boulevard, Suite D, Charlotte, NC 28203 or by telephoning us at (833) 931-6330.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide one or more supplements to this prospectus that contains specific information about the offering, including the amounts, prices, and terms of the securities. The supplements may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and all applicable prospectus supplements, together with the documents we incorporate by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement to the extent appropriate or required by law. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on listed on The Nasdaq Stock Market under the trading symbol “KLTO” and our warrants are traded on listed on The Nasdaq Stock Market under the symbol “KLTOW.” On July 1, 2025, the last reported sale price of our common stock was $1.06.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July ___, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration statement process, we may offer shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, and/or units to purchase any of such securities, either individually or in combination with other securities described in this prospectus, in one or more offerings from time to time, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will include more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, we urge you to carefully read this prospectus, all applicable prospectus supplements, and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not have authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover. We have not authorized anyone to provide you with different or additional information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Where You Can Find Additional Information.”

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. You should carefully read this prospectus, all documents incorporated by reference, any prospectus supplement and any related free writing prospectus, and the additional information described in the “Where You Can Find Additional Information” section of this prospectus, before buying any of the securities being offered. Unless expressly indicated or the context otherwise requires, references in this prospectus to the “Company,” the “Registrant,” “we,” “us,” and “our” refer to Klotho Neuroscicens, Inc. and its subsidiaries on a consolidated basis unless the context requires otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, all applicable prospectus supplements, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in this prospectus, all applicable prospectus supplements, and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Klotho Neurosciences is dedicated to realizing the potential of biologic, cell and gene therapies to offer transformative patient outcomes in areas of high unmet medical need by extending the reach of protein, cell, and gene therapies to highly prevalent neurodegenerative disorders like amyotrophic lateral sclerosis (ALS) and Alzheimer’s disease as they are universally fatal neurodegenerative diseases. Our vision is to build a leading gene therapy company for the treatment of cancer and neurodegenerative diseases by progressing our α-Klotho gene therapy research programs and identifying, developing, and commercializing other novel gene therapy treatments for neurodegenerative diseases, cancer and other age-related pathologies.

We have assembled a portfolio of protein and gene therapy candidates in partnership with leading scientific institutions and have built a team with extensive experience in the biotechnology commercialization and gene therapy space. Our team will pursue new innovations in vector design and delivery to optimize our investigational gene therapy product candidates for safety, potency, durability, and clinical response. We plan on building integrated internal development capabilities from product development through commercialization and focus on accelerating the pace of product development in the clinic. In addition, as part of our ongoing business strategy, we continue to explore potential opportunities to acquire or license new product candidates as well as opportunities for partnership or collaboration on our existing products in development.

Our initial focus will be on our cell therapy and gene therapy platform that uses a gene therapy approach to introduce a human gene sequence that produces a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (a platform technology in-licensed from the Autonomous University of Barcelona (UAB). With an initial focus on the therapeutic potential of the human α-Klotho gene, we find that there is limited competition investigating this target due to our intellectual property position relating to the secreted form of the Klotho protein (“s-KL”) and technology know-how.

Our Research Pipeline

We seek to develop essential medicines for the treatment of chronic diseases — cancer, cardiovascular, muscle, skin, and neurodegenerative disorders. Our cell and gene therapy platform consists of proprietary technology programs (patents issued and pending) that include a gene therapy program that uses a gene therapy approach to produce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (in-licensed pending patent applications from UAB). The Company may develop all technologies, or it may decide to sell or partner and out-license certain technologies with other companies.

The gene therapy product candidates are in the pre-clinical stage of development. The Company plans to seek market approval in countries where we have issued and/or pending patents, to include the U.S., Canada, Europe, China and other viable markets.

Our primary focus for 2025 is the advancement of a sustainable portfolio of cell and gene therapy product candidates for age-associated neurologic diseases, both rare “orphan diseases” as well as diseases in larger patient populations. The following table describes our α-Klotho product pipeline.

Corporate Information

On May 30, 2023, the Company, then known as Redwoods Acquisition Corp. and a newly formed wholly-owned Wyoming subsidiary of Redwoods Acquisition Corp. (“Merger Sub”) entered into a Business Combination Agreement with ANEW Medical, Inc., a Wyoming corporation (“ANEW Wyoming”). On June 21, 2024, at the closing of the Business Combination Agreement, Merger Sub merged with and into ANEW Wyoming and ANEW Wyoming become a wholly-owned subsidiary of Redwoods. At the same time, the name of the Company was changed to ANEW Medical, Inc. On September 17, 2024, the Company’s name was change to Klotho Neurosciences, Inc.

The business combination was accounted for as a reverse recapitalization. ANEW Wyoming was deemed the accounting predecessor, and the combined entity is the successor SEC registrant, meaning that the ANEW Wyoming’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

Our principal executive offices are located at 13576 Walnut Street, Suite A, Omaha, NE 68144, and our telephone number is (833) 931-6330. Our website address is www.klothoneuro.com. The information contained on or otherwise accessible through our website is not part of this prospectus.

THE SECURITIES WE MAY OFFER

Under this prospectus, we may offer shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, and/or units to purchase any of such securities, either individually or in combination with other securities described in this prospectus, in one or more offerings from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you also may add, update, or change information contained in this prospectus or in documents we have incorporated by reference.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to or through agents, underwriters, or dealers. We, and our agents, underwriters, or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts, and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●	our ability to meet future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash

●	the ability to maintain the listing of our securities on Nasdaq, and the potential liquidity and trading of our securities;

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the risk of disruption to our current plans and operations;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to execute our plans to develop and commercialize our current clinical assets, as well as any future clinical assets that we license, and the timing of any such commercialization;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” herein.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors”, in any prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will bear all costs, fees and expenses incurred by us in effecting the registration, offer and sale of the securities covered by this prospectus.

DESCRIPTION OF COMMON STOCK

The following is a description of our securities of as set forth in certain provisions of our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Amended and Restated Bylaws (the “Bylaws”), each previously filed with the SEC and incorporated by reference as an exhibit to this registration statement. This summary does not purport to be complete and is qualified in its entirety by the full text of the Charter, Bylaws, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our Charter, Bylaws, and the applicable portions of the DGCL carefully, along with the terms of any securities offered for sale pursuant to a prospectus supplement.

General

The total amount of authorized capital stock of the Company consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

As of June 30, 2025, our issued and outstanding capital stock consists of 52,703,070 shares of common stock and 6,250,000 shares of Series B preferred stock outstanding.

Common Stock

Voting

The holders of the common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of common stock voted for the election of directors can elect all of the directors.

Dividends

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of common stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Other Rights

Holders of common stock do not have any conversion, preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to the common stock.

Nasdaq Stock Market Listing

Our common stock is listed on The Nasdaq Stock Market under the symbol “KLTO.” Our warrants are listed on The Nasdaq Stock Market under the symbol “KLTOW.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004-1561.

DESCRIPTION OF PREFERRED STOCK

The following summary of certain provisions of our Preferred Stock does not purport to be complete. You should refer to the section of this prospectus titled “Anti-Takeover Effects of The Charter And The Bylaws” and to our Charter, our Bylaws, and the applicable provisions of the DGCL. This information is qualified entirely by reference to the applicable provisions of our Charter, Bylaws, and the DGCL. The rights, preferences, privileges and restrictions of the Preferred Stock of each series will be fixed by the certificate of designation relating to that series.

Preferred Stock

Our Charter authorizes the issuance of 100,000,000 shares of Preferred Stock by the board of directors, in one or more series, and the board of directors may establish the number of shares to be included in each such series and may fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations, and restrictions thereof.

The rights of Preferred Stock could adversely affect the voting power or other rights of the holders of common stock. In addition, the Preferred Stock could be utilized as a method of discouraging, delaying, or preventing a change in control of the Company.

Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring, or preventing a change in control of our Company, which might harm the market price of our common stock. See also “Anti-Takeover Effects of The Charter And The Bylaws.”

Each series of Preferred Stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus. To the extent required, this description will include:

●	the maximum number of shares;

●	the designation of the shares;

●	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which the dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

●	the price and the terms and conditions for redemption, if any, including redemption at the option of the Company or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

●	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

●	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

●	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

●	the voting rights, if any; and

●	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Series B Preferred Stock

The Board of Directors has declared a series of Preferred Stock known as Series B Convertible Preferred Stock (the “Series B Preferred). A total of 6,250,000 shares of Series B Preferred Stock are issued and outstanding.

Voting

The holders of the Series B Preferred Stock are entitled to on an as-converted basis, along with the holders of Common Stock as one class on all matters for which the Stockholders of the Company shall vote.

Dividends

The holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Corporation legally available therefor, dividends on a pro rata basis with all other holders of the Series B Preferred Stock and all holders of Common Stock, as one class.

Conversion Rights.

The holders of shares of Series B Preferred Stock have the right, at its option at any time, to convert each share of Series B Preferred Stock into shares of fully paid and nonassessable share of Common Stock at a conversion price of $0.08 per share of Common Stock (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, stock dividends and the like.

Liquidation.

Upon any liquidation, merger, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred will be entitled to receive in preference to the holders of Common, an amount equal to the Original Purchase Price of $0.08 per share.

Transfer Agent and Registrar

The Company acts as its own transfer agent for the Series B Preferred Stock. The transfer agent and registrar for any additional series of Preferred Stock that is designated by our board of directors will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future warrants we may offer, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue warrants for the purchase of common stock or Preferred Stock, in one or more series. We may issue warrants independently or together with common stock or Preferred Stock, and the warrants may be attached to or separate from our common stock or Preferred Stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

As of June 30, 2025, we have warrants outstanding to purchase an aggregate of 5,071,319 shares of common stock. If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each whole Warrant will be increased in proportion to such increase in the outstanding shares of common stock. The warrant holders, solely by virtue of holding warrants, do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock.

We will describe in the applicable prospectus supplement the terms of any new series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the number of warrants issued with each share of common stock or Preferred Stock;

●	if applicable, the date on and after which the warrants and the related shares will be separately transferable;

●	the number of shares of common stock or Preferred Stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of shares issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the various factors considered in determining the exercise or conversion price of the warrants;

●	the manner in which the warrant agreements and warrants may be modified; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of common stock or Preferred Stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights:

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock or Preferred Stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Delaware.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future units we may offer, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer, or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find Additional Information.”

ANTI-TAKEOVER EFFECTS OF THE CHARTER AND THE BYLAWS

We have certain anti-takeover provisions in place as follows:

Special Meeting of Stockholders

Our Bylaws provide that, subject to the rights of the holders of any outstanding series of our Preferred Stock and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by (i) the chairperson of the board of directors, (ii) the chief executive officer, or (iii) a majority vote of our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that, in addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at our principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting, or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.

Authorized but Unissued Shares

Our authorized but unissued common stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Forum Selection

Our Charter requires that, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the second amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the foregoing will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) to the fullest extent permitted by the applicable law, the federal district courts of the United States of America for the District of Delaware and the Court of Chancery of the State of Delaware shall have concurrent jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of the Company’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. The Company cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, operating results, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter provides that directors and officers will be indemnified by the Company to the fullest extent authorized by Delaware law as it now exists or may in the future be amended.

Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and the Company’s stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depository or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.

As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account the investor maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, or DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	An investor cannot cause the securities to be registered in the investor’s and cannot obtain non-global certificates for the investor’s interest in the securities, except in the special situations we describe below.

●	An investor will be an indirect holder and must look to such investor’s own bank or broker for payments on the securities and protection of such investor’s legal rights relating to the securities, as we describe above.

●	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

●	An investor may not be able to pledge such investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

●	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

●	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

●	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell our securities covered by this prospectus in any of three ways (or in any combination):

●	to or through underwriters or dealers;

●	directly to one or more purchasers; or

●	through agents.

We may distribute the securities:

●	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the amounts of securities underwritten or purchased by each of them;

●	the purchase price of securities and the proceeds we will receive from the sale;

●	any option under which underwriters may purchase additional securities from us;

●	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the public offering price of the securities;

●	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer, or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers, and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers, and underwriters may engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in the relevant offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on The Nasdaq Stock Market may engage in passive market making transactions in our common stock, Preferred Stock, and warrants, as applicable on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor any underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Cyruli, Shanks & Zizmor LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023 appearing in this prospectus and in the registration statement have been audited by BCRG Group. an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a shelf registration statement that we have filed with the SEC. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at http://www.conduitpharma.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2025 with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on April 1, 2025, April 4, 2025, April 21, 2025, June 2, 2025, June 10, 2025, June 11, 2025, June 13, 2025 and June 30, 2025;

●	the description of our securities contained in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 13576 Walnut Street, Suite A, Omaha, NE 68144 or by telephoning us at (833) 931-6330.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus or any prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Up to             Shares of Common Stock and

Up to              Pre-Funded Warrants to Purchase up to Shares of Common Stock

(and the Shares of Common Stock underlying such Pre-Funded Warrants)

GREENLAND MINES LTD.

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

, 2026